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                                                                  Exhibit 23(a)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-62713 of NBD Bancorp, Inc. on Form S-8 of our report dated January 17, 1995, appearing in the Annual Report on From 10-K of NBD Bancorp, Inc. for the year ended December 31, 1994, and appearing in the Current Report on Form 8-K of First Chicago Corporation dated July 21, 1995. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


DELOITTE & TOUCHE LLP

Detroit, Michigan
November 29, 1995